                           Exhibit 3.1

              Articles of Incorporation, as amended

                   MINNESOTA SECRETARY OF STATE
              AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:  (List the name of the company prior to any desired name change)

                      International Building Concepts Ltd.
                ----------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ONE.)

                            ARTICLE 1.

                               NAME

     1.1) The name of the corporation shall be International Building Concepts, Ltd.

This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                       __________________________________
                                        (Signature of Authorized Person)
                                         Wayne E. Densmore, Secretary

______________________________________________________________________________

INSTRUCTIONS                            FOR OFFICE USE ONLY

1.  Type or print with black ink.
2.  A Filing Fee of:  $35.00, made payable to the
    Secretary of State.
3.  Return completed forms to:  Secretary of State, 180 State Office Building,
    100 Constitution Ave., St. Paul, MN 55155-1299.      (612) 296-2803

                   MINNESOTA SECRETARY OF STATE
              AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:  (List the name of the company prior to any desired name change)

                                  T.M.I., Inc.                .
           -----------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ______)

                          ARTICLE _________

               INTERNATIONAL BUILDING CONCEPTS LTD.

This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                       __________________________________
                                        (Signature of Authorized Person)
                                         Wayne E. Densmore, Secretary

________________________________________________________________________________

INSTRUCTIONS                            FOR OFFICE USE ONLY

1.  Type or print with black ink.
2. A Filing Fee of: $35.00, made payable to the Secretary of State.
3.  Return completed forms to:
    Secretary of State
    180 State Office Building
    100 Constitution Ave.
    St. Paul, MN 55155-1299
    (612) 296-2803

                        State of Minnesota
                 Office of the Secretary of State

                       Notice of Change of
          Registered Office - Registered Agent or Both
                                by

-------------------------------------------------------------------------------
Name of Corporation      TMI, INC.
-------------------------------------------------------------------------------

Pursuant to Minnesota Statutes, Section 302A.123. 303.10. 317.19. 317A.123 or 308A.025 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office and/or agent to:

-------------------------------------------------------------------------------
Agent's        If you do not wish to designate an agent, you must list "NONE"
DO NOT         in this box.
Name         LIST THE CORPORATE NAME.

          The Prentice-Hall Corporation System, Inc.
-------------------------------------------------------------------------------
Address        (You may not list a P.O. Box, but you may use a rural route and
(No.&          box number.)
Street)        Multifoods Tower, 33 South Sixth Street
-------------------------------------------------------------------------------
               City                               County         Zip

               Minneapolis                        Hennepin  MN   55402
-------------------------------------------------------------------------------
Mailing        (If different than address above - P.O. Box is acceptable)
Address        Do NOT list a different street address or location.
-------------------------------------------------------------------------------

               City                          County         Zip

                                                        MN
-------------------------------------------------------------------------------

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes. Section 302A.011. Subd. 3.303.02. Subd.
5.317.02 Subd. 13., 317A.01 Subd.2.

          This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State in this box:

                    -------------------------------------

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

-------------------------------------------------------------------------------
          Name of Officer or Other                Signature
          Authorized Agent of Corporation
               George N. Berger

          Please Print
-------------------------------------------------------------------------------
          Title or Office                         Date
                   President                      April 5, 1995

-------------------------------------------------------------------------------


Do not write below this line.  For Secretary of State's use only.
-------------------------------------------------------------------------------
          Receipt Number                          File Data
-------------------------------------------------------------------------------


Filing Fee   $35.00

Return to    Business Services Division
             Office of the Secretary of State
             180 State Office Building
             St. Paul, MN 55155
             (612) 296-2803

Make checks payable to Secretary of State.

CERTIFICATE OF AMENDMENT                                      STATE OF MINNESOTA
TO ARTICLES OF INCORPORATION                    OFFICE OF THE SECRETARY OF STATE

Current Corporate Name as known to the Minnesota Secretary of State: R&A Capital Corporation
Date of Adoption of Amendment:  August 21, 1992
Effective Date:  Filing Date
Amendment Approved by Corporate:  Shareholders

Pursuant to the provisions of Minnesota Statutes, Chapter 302A, "R&A Capital Corporation" hereby amends its Articles of Incorporation, in their entirety, by replacing all its previous Articles, as amended, with the following:

                             RESTATED
                    ARTICLES OF INCORPORATION
             of a Minnesota corporation, known to the
                 Minnesota Secretary of State as
                    R & A Capital Corporation
                 -------------------------------
                            ARTICLE I
                               NAME

     The name of the corporation is TMI, Inc.

                            ARTICLE II
                        REGISTERED OFFICE

     The location and post office address of the registered office of this corporation in Minnesota is 1173 Osborne Road N.E., Minneapolis, MN 55432 or as the Board of Directors, in its discretion, may determine from time to time.

                           ARTICLE III
                        AUTHORIZED CAPITAL

     The number of shares which the corporation shall have authority to issue, itemized by class, number of share and par value, if any, is as follows:

     Class               Number of Shares              Par Value Per Share
     Common              10,000,000                    $.01

                            ARTICLE IV
                       NO PREEMPTIVE RIGHTS

     No holder of any class of stock in the corporation shall have a preemptive right as defined in the Minnesota Statutes, Section 302A.413, to acquire any rights to purchase securities of the Corporation or a certain fraction of the unissued securities before the Corporation may offer them to other person(s), other than such rights (if any) as the Board of Directors, in its discretion, may determine from time to time.

                            ARTICLE V
                       NO CUMULATIVE VOTING

     No shareholder shall have the right to cumulative voting in the election of directors or in any and all other matter(s) to come to a vote before the shareholders.

                            ARTICLE VI
                     LIMITATION OF LIABILITY

     No director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided, that such limitation upon a director's liability shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 302A.599 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or
(v) for any act or omission occurring prior to the date this provision becomes effective.

                           ARTICLE VII
                             DIRECTOR

     The name and post office address of the sole director at the time these articles were restated is as follows:

                         George N. Berger
                     600 South Conklin Avenue
               Sioux Falls, South Dakota 57103-1931

     The undersigned swears that the foregoing is true and accurate and that he has the authority to sign this document on behalf of the corporation.

                                   ____________________________________
                                   George N. Berger, Corporate Secretary

                                   Date: October 9, 1992

                       State of Minnesota
                Office of the Secretary of State

             MODIFICATION OF STATUTORY REQUIREMENTS
                    OR AMENDMENT OF ARTICLES


TMI, Inc.
February 5, 1986
Amendments/Modifications Approved by Corporate: Shareholders

Pursuant to the provisions of Minnesota Statutes, Sections 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s); being amended or added. If the full text of the amendment will not fit into the space provided, do not use this form. Instead, retype the amendment on a separate sheet or sheets, using this form.

                         ARTICLE____

          See Attached Exhibit A.

          The attached restated articles of incorporation supersede and take the place of all previously filed articles and amendments thereto.

Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the filing date.

I swear that the foregoing is true and accurate and that I have the authority to sign this document behalf of the corporation.

                                   Signed:______________________________
                                   Position: President

STATE OF ILLINOIS   )              The foregoing instrument was acknowledged
County of PEORIA    ) ss.          before on this ____ day of ________, 19__.

(Notarial Seal)                    __________________________________________
                                        Notary Public

                RESTATED ARTICLES OF INCORPORATION
                               OF
                            TMI, INC.


                        ARTICLE 1 - NAME


          1.1) The name of the corporation shall be TMI, Inc.

                 ARTICLE 2 - REGISTERED OFFICE

          2.1) The location and post office address of the registered office of the corporation in this state shall be 7101 York Avenue South, Edina, Hennepin County, Minnesota 55435.

                      ARTICLE 3 - DURATION

          3.1) The duration of the corporation shall be perpetual.

                ARTICLE 4 - PURPOSES AND POWERS

          4.1) PURPOSES. The corporation shall have general business purposes and may engage in any lawful activities.

          4.2) POWERS. The corporation shall specifically, but without limiting the generality of the foregoing, have the power, upon due authorization by its Board of Directors, (i) to acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities and other evidences of i indebtedness of any domestic or foreign corporation, and (ii) to promote or assist, financially or otherwise, or guarantee or otherwise become liable for and give security for the debts, liabilities and obligations of, any general partnership or limited partnership of which the corporation is a general partner or of any corporation which is a majority owned subsidiary of the corporation or which is the holder of a majority of the outstanding common stock of the corporation or which is affiliated with the corporation through direct or indirect common control or ownership of a majority of the outstanding common stock of the respective corporations.

                   ARTICLE 5 - CAPITAL STOCK

          5.1) AUTHORIZED SHARES. The total authorized number of shares of the corporation shall be _?, 000,000 shares of Common Stock, par value $.01.

          5.2) ISSUANCE OF STOCK. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, allot, issue, sell and deliver shares of stock of any class of the corporation, including stock issued as a stock dividend, to such persons, at such times and upon such terms and conditions as the Board shall determine.

          5.3) ISSUANCE OF STOCK RIGHTS. The Board of Directors is further authorized from time to time to grant and issue rights to convert securities of the corporation into shares of stock of the corporation of any class or classes, options to purchase or subscribe for such shares of stock, and warrants to purchase or subscribe for such shares of stock, and to fix the terms, provisions and conditions of such rights, options or warrants, including the conversion basis or bases and the option price or prices at which such shares may be purchased or subscribed for.

               ARTICLE 6 - RIGHTS OF SHAREHOLDERS

          6.1) PREEMPTIVE RIGHTS. No holder of any stock of the corporation shall have any preemptive right to subscribe for or purchase his proportionate share of any stock of the corporation now or hereafter authorized or issued.

          6.2) VOTING RIGHTS. At each meeting of the shareholders and with respect to any matter upon which the shareholders shall have a right to vote, each holder of record of shares of Common Stock shall be entitled to one (1) vote for each share of Common Stock so held. No shareholder shall have the right to cumulate his votes for the election of directors and there shall be no cumulative voting for any purpose whatsoever.

                     ARTICLE 7 - DIRECTORS

          7.1) NAMES. The names and post office addresses of the members of the Board of Directors on the date of adoption of these Restated Articles of Incorporation are as follows:

               George E. Kline          14715 Minnehaha Place
                                        Wayzata, Minnesota 55391

               Peter R. Peterson        6005 Erin Terrace
                                        Edina, Minnesota 55435

               David P. Savoie          5625 Aldrich Avenue South
                                        Minneapolis, Minnesota 55419

               H. Michael Tingelhoff    Route 1, Box 190
                                        Prior Lake, Minnesota 55372

          7.2) NUMBER AND TERM. The management of the corporation shall be vested in a Board of Directors. The number of directors shall be fixed by the Bylaws and may be altered by amending the Bylaws but shall never be less than required by law. The term of office of each of the first directors shall be one(1) year or until his successor shall have been elected and qualified, and thereafter the term of office of each of the directors shall be fixed by the Bylaws.

                      ARTICLE 8 - BYLAWS

          8.1) The Board of Directors is expressly authorized to make and alter Bylaws of this corporation, in the manner provided in the Bylaws, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority provided by the Minnesota Business Corporation Act.

                   ARTICLE 9 - MISCELLANEOUS

          9.1) INTERESTED DIRECTORS. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interest in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director of officer of any such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

          9.2) RATIFICATION BY SHAREHOLDERS. Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting power at any meeting of shareholders and such ratification shall, so far as permitted by law and by these Articles of Incorporation, be as valid and as binding as though ratified by every shareholder of the corporation.

          9.3) INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Except s otherwise provided in the Bylaws, directors, officers, employees and agents of the corporation shall be indemnified to the maximum extent permitted by the Minnesota Business Corporation Act, as from time to time amended, for expenses and liabilities arising by reason of their position with, or by acts in such capacities on behalf of, the corporation or another corporation which they may serve at the request of the corporation.

    ARTICLE 10 - MERGER, CONSOLIDATION AND SALE OF ASSETS

          10.1) When and if authorized by the affirmative vote of the holders of record of shares of Common Stock entitling them to exercise at least a majority of the total voting power of all shareholders authorized under these Articles to vote, the corporation may merge or consolidate into or with another corporation or sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets, including its good will, upon such terms and conditions and for such consideration (which may be money, stock, bonds or other instructions for the payment of money or other property) as the Board of Directors shall deem advisable.

   ARTICLE 11 - AMENDMENT OF ARTICLES OF INCORPORATION

          11.1) RESERVATION OF RIGHTS. The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

          11.2)   AMENDMENT PROCEDURE.  Any amendment may be adopted by the
affirmative vote of the holders of record of shares of Common Stock entitling them to exercise at least a majority of the total voting power of all shareholders authorized under these Articles to vote, except as may be otherwise prescribed by the Statutes of the State of Minnesota.

             CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                                  OF
                               TMI, INC.

        We, the undesigned, DAVID P. SAVOIE, President, and GEORGE E. KLINE, Secretary, of TMI, Inc., a Minnesota corporation subject to the provisions of Chapter 301 of the Minnesota Statutes, do hereby certify that, acting pursuant to the provisions of the Minnesota Statutes, Section 301.26, subd. 11, the shareholders of said corporation duly adopted by unanimous written consent on the 8th day of January, 1981, Restated Articles of Incorporation in the form attached hereto, pursuant to Section 301.37, Subd. 3(5) of the Minnesota Statutes, which Restated Articles of Incorporation shall supersede and take the place of the existing Articles of Incorporation and all amendments thereto of TMI, Inc.

       IN WITNESS WHEREOF, we have hereunto subscribed our names hereto this ___ day of January, 1981.


                                ------------------------------------------
                                   David P. Savoie, President


                                ------------------------------------------
                                   George E. Kline, Secretary

(No Corporate Seal)

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

         The foregoing instrument was acknowledged before me this 13th day of January, 1981, by DAVID P. SAVOIE, President, and GEORGE E. KLINE, Secretary, of TMI, Inc., a Minnesota corporation, on behalf of the corporation.


                              ----------------------------
                                   Notarial Seal

(Notarial Seal)

                    ARTICLES OF INCORPORATION
                                OF
                            TMI, INC.

          I, the undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of Minnesota Statutes, Chapter 301, known as the Minnesota Business Corporation Act, and the laws amendatory thereof and supplementary thereto, do hereby constitute myself as a body corporate and adopt the following Articles of Incorporation.

                            ARTICLE 1.

                               NAME

          1.1) The name of the corporation shall be TMI, Inc.

                            ARTICLE 2.

                        REGISTERED OFFICE

          2.1) The location and post office address of the registered office of the corporation shall be at 7101 York Avenue South, Edina, Minnesota 55435.

                            ARTICLE 3.

                             DURATION

          3.1) The duration of this corporation shall be perpetual.

                            ARTICLE 4.

                       PURPOSES AND POWERS

          The purposes and powers of the corporation shall be:

          4.1) General business purposes.

          4.2) To engage in various forms of consulting activities to corporations and businesses of all types. Those consulting activities will include, but not be limited to, the business functions of marketing, financial planning, new product design and development, promotion and advertising, public relations, real estate analysis and merger / acquisition analysis.

          4.3) To develop, manufacture, trade and deal in and with goods and services of any kind and nature whatsoever, to acquire the assets, tangible or intangible, of any proprietorship, partnership or corporation, and to assume, in whole or in part, the liabilities or obligations of any such proprietorship, partnership or corporation.

          4.4) To borrow money and issue, sell or pledge bonds, promissory notes, bills of exchange, debentures and other securities and obligations, and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by a mortgage, pledge, or otherwise, or unsecured.

          4.5) To purchase, hold, sell, and transfer shares of the capital stock, bonds, and other obligations of this corporation from time to time to such extent, in such manner and upon such terms as its Board of Directors may determine.

          4.6) To subscribe for, purchase, or otherwise acquire, and hold with the same rights of ownership therein, including the right to vote, as may be permitted to natural persons, the shares, bonds, and obligations of any corporation organized under the laws of any state or the Federal government.

          4.7) To have and exercise all powers incident and necessary to effect all the purposes of the corporation, including the acquisition, retention, improvement, selling, dealing in and exercising all rights of ownership over any and all kinds of personal and real property whatsoever and wheresoever situated.

          4.8) To have and exercise all the powers, rights and privileges now or hereafter conferred by the laws of the State of Minnesota, and to do all things set forth in these Articles to the same extent as natural persons might do.

          4.9) The foregoing purposes and powers shall be construed liberally and shall in no way be limited or restricted by reference to or inference from the enumeration of specific powers or any other clause or paragraph of these Articles.

                            ARTICLE 5.

                          STATED CAPITAL

          5.1) The minimum amount of stated capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

                            ARTICLE 6.

                          CAPITAL STOCK

          6.1) AUTHORIZED CAPITAL STOCK - The authorized capital stock of this corporation shall be Fifty Thousand Dollars ($50,000.00) divided into Five Million (5,000,000) shares of common stock with a par value of One Cent ($0.01) per share to be sold, and paid for at such times and in such manner as the Board of Directors may from time to time determine, in accordance with the Statues of Minnesota. All of the stock of the corporation shall be of the same class and series.

          6.2) VOTING RIGHTS - Each holder of record of the common stock of the corporation shall be entitled to one (1) vote for each share of common stock held by him at each meeting of the shareholders and in respect to any matter on which the shareholders have a right to vote. The right to vote shall be subject to the provisions of the by-laws of the corporation in effect from time to time with respect to closing the transfer books and fixing a record date for the determination of shareholders entitled to vote. Cumulate voting for directors is not permitted.

          6.3) PRE-EMPTIVE RIGHTS - The shareholders of the corporation shall not have the pre-emptive right of subscription to any shares of common stock of the corporation to be allotted or sold, or hereafter authorized, or any obligations or securities exchangeable for or convertible into stock of the corporation of any class, including capital stock of the corporation which has not yet been authorized.

          6.4) STOCK RIGHTS AND OPTIONS - The Board of Directors shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or series, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights.

          6.5) Dividends - The holders of the common stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends, payable either in cash, in property or in shares of the capital stock of the corporation.

          6.6) BOARD OF DIRECTORS' POWERS - The common stock may be allotted as and when the Board of Directors shall determine, and, under and pursuant to the laws of the State of Minnesota, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: Dividend rate; redemption price; the liquidation price; the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class.

                            ARTICLE 7.

                           INCORPORATOR

          7.1) The name and post office address of the person acting as incorporator of this corporation is as follows:

                    David P. Savoie
                    5625 Aldrich Avenue South
                    Minneapolis, Minnesota  55391

                            ARTICLE 8.

                            DIRECTORS

          8.1) The names and post office addresses of the members of the first Board of Directors, who shall serve until the first annual meeting of the shareholders or until their successors shall be elected and qualified are as follows:

          George E. Kline                    Peter R. Peterson
          14715 Minnehaha Place              6005 Erin Terrace
          Wayzata, Minnesota  55391          Edina, Minnesota  55435

          David P. Savoie
          5625 Aldrich Avenue South
          Minneapolis, Minnesota  55391

          8.2) The Board of Directors is expressly authorized to make and alter by-laws of this corporation subject to the power of the shareholders to change or repeal such by-laws provided, the Board of Directors shall not make or alter any by-laws fixing their number, qualification, or term of office.

                            ARTICLE 9.

              VOLUNTARY TRANSFER OF CORPORATE ASSETS

          9.1) A majority of all the shareholders entitled to vote at any duly constituted meeting of the shareholders shall have the power to authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of this corporation, including its goodwill, upon such terms and conditions and for such consideration as the Board of Directors deems advisable; to adopt or reject an agreement of consolidation or merger, provided, however, that notice of such proposal shall have been mailed to each shareholder entitled to vote at such meeting at least ten (10) days prior to such meeting, or the written consent of such shareholder is given to such action as provided by statute.

                            ARTICLE 10

                      AMENDMENT OF ARTICLES

          10.1) A majority of all shareholders entitled to vote at any duly constituted meeting of the shareholders shall have the power to amend, alter or repeal the Articles of Incorporation to the extent and manner prescribed by the laws of the State of Minnesota.

          IN WITNESS WHEREOF, I have subscribed my name this ________ day of September, 1980.

IN THE PRESENCE OF:           ---------------------------------
                                   David P. Savoie


-------------------------


-------------------------


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

          On this 23rd day of September, 1980, before me, a notary public, within and for Carver County, personally appeared David P. Savoie, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.


                               ----------------------------
                                   Notary Public
                                   Susan E. Schmid

                        STATE OF MINNESOTA

                       DEPARTMENT OF STATE

       To all to whom these presents shall come, greeting:

          WHEREAS, Articles of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the 3rd day of October, A.D. 1980, for the incorporation of

                            TMI, INC.

under and in accordance with the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 301.

          NOW, THEREFORE, by virtue of the powers and duties vested in me by law, as Secretary of State of the State of Minnesota, I do hereby certify that the said

                            TMI, INC.

is a legally organized corporation under the laws of this state.

                              Witness my official signature hereunto subscribed and the Great Seal of the State of Minnesota hereunto affixed this third day of October in the year of our Lord one thousand nine hundred and eighty.

                              -------------------------------------
                                   Secretary of State